Exhibit 1.1

Execution Version

2,000,000 Shares

EGAIN CORPORATION

COMMON STOCK

PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

March 14, 2019

March 14, 2019

Roth Capital Partners

As Representative of Several Underwriters

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

eGain Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Roth Capital Partners, LLC (the “Representative”) is acting as Representative, an aggregate of 2,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 300,000 shares of its common stock, par value $0.001 per share (the “Additional Shares”), solely to cover over-allotments, if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-222543) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder relating to the Shares and such amendments to such registration statement (including post-effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including post-effective amendments), has been declared effective by the Commission. The registration statement, together with any amendments thereto filed prior to the date of this Agreement, including the information deemed to be a part of, or incorporated by reference into, the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, or at such time as the case may be, is hereinafter referred to as the “Registration Statement”.  The prospectus, dated February 2, 2018, included in the Registration Statement at the time the Registration Statement first became effective is hereinafter referred to as the “Base Prospectus”. If the Company files one or more registration statements pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”) that relates to the Registration Statement, then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company will file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement to the Base Prospectus relating to the offering and issuance of the Shares. The final prospectus supplement as filed with the Commission, together with the Base Prospectus, is hereinafter called the “Final Prospectus.” The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules and Regulations, in the form provided to the Underwriters by the Company for use in connection with the offering of the Shares. The Final Prospectus and any Preliminary Prospectus in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.” References made herein to the Base

Prospectus, any Preliminary Prospectus or to the Prospectus (or any amendment or supplement thereto) shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations thereunder, that are incorporated by reference therein.  The term “Effective Date” shall mean each date that the Registration Statement (and any post-effective amendment) became or becomes effective.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the documents and pricing information referred to in Schedule II hereto, considered together as of 5:30 a.m. on the date hereof, as of the Closing Date and as of each Option Closing Date, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 The Company was at the time of filing the Registration Statement, and at the time of filing any post-effective amendment thereto, eligible to use Form S-3 under the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable Rules and Regulations thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, and as of the Closing Date and each Option Closing Date (as defined in Section 2) any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or

the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 BPM LLP (the “Auditors”), who has certified certain financial statements of the Company, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations thereunder.

(e)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected have a material adverse effect on the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(f)                                   Each subsidiary of the Company has been duly organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate or other organizational power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company free and clear of all liens, encumbrances, equities or claims.

(g)                                  All corporate action required to be taken by the Company’s Board of Directors and stockholders to authorize the Company to enter into this Agreement and the transactions contemplated hereby has been taken or will be taken prior to the Closing Date and each Option Closing Date, as applicable.  All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing Date and each Option Closing Date, as applicable, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing Date and each Option Closing Date, as applicable.  This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the

Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of applicable equitable remedies, or (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities law.

(h)                                 As of the Closing Date, the authorized capital stock of the Company will conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)                                     The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(j)                                    The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k)                                 The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) for such breaches, violations or contravention that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the necessary filings and approvals from the Nasdaq Capital Market to list the Shares or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(l)                                     There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject  other than proceedings accurately described in all material respects in the Time of Sale Prospectus, and proceedings that would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated by the Time of Sale Prospectus or this Agreement.

(m)                             The Company is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)                                 Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the issuance and sale of the Shares and the other transactions contemplated by this Agreement.

(o)                                 The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except for such non-compliance or such failure to receive permits, licenses or approvals as would not reasonably be expected to have a Material Adverse Effect.

(p)                                 There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)                                 Neither the Company nor any of its subsidiaries, nor any director or executive officer of the Company, nor, to the Company’s knowledge, any other employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in material compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977 and the Bribery Act 2010 of the United Kingdom, and maintains policies and procedures designed to promote and achieve compliance with such laws.

(r)                                    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s)                                   (i) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any other employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                   the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority in the U.S. (collectively, “Sanctions”), nor

(B)                   located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Iran, North Korea, Sudan and Syria).

(ii)                                            Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                   to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                   in any other manner that would reasonably be expected to result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                                         The Company and its subsidiaries have not, during the past five years, knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t)                                    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including information incorporated by reference therein), (i) the Company and its subsidiaries have not incurred any material liability, commitment or obligation, direct or contingent, (ii) the Company has not entered into any transaction with any “related person” that would require disclosure pursuant to Item 404 of Regulation S-K promulgated by the Commission, (iii) the Company has not purchased any of its Common Stock or other Securities (as defined in Section 2) or entered into any agreement or arrangement providing for the purchase of any of its Common Stock or other Securities, (iv) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its Common Stock or other Securities, (v) there has not been any material change in the capital stock or indebtedness of the Company and its subsidiaries, and (vi) there has not been the occurrence of any Material Adverse Effect.

(u)                                 The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company and its subsidiaries.  Any real property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(v)                                 The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and to the knowledge of the Company, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that would reasonably be expected to result in a Material Adverse Effect if such asserted infringement or conflict were to be determined adversely against the Company.

(w)                               There is (i) no unfair labor practice complaint pending against the Company, nor to the Company’s knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it, and (ii) no labor disturbance by the employees of the Company, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(x)                                 The Company and each of its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(y)                                 The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations and permits would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z)                                  Except as described in the Time of Sale Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(aa)                          The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer, or persons performing similar functions, to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(bb)                          Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc)                            The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file any state, local or foreign tax returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay any state, local or foreign tax returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have, a Material Adverse Effect.

(dd)                          The financial statements of the Company included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, accurately present the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and accurately presents the information shown thereby.

(ee)                            The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Prospectus and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”).

(ff)                              The Company (i) has not alone engaged in any Testing-the-Waters Communication, and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(gg)         There is no Contract or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Time of Sale Prospectus or in the Final Prospectus or to be incorporated by reference into or filed as an exhibit to the Registration Statements which is not so described, incorporated by reference or filed therein as required; and all descriptions of any such Contracts or documents contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that have not had, and would not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate.

(hh)                          No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus and which is not so described.

(ii)           All transactions by the Company with officers, directors or control persons of the Company have been duly approved by the Board of Directors of the Company, or duly appointed committees thereof, if and to the extent required under applicable law.

(jj)                                No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuation or decrease could not reasonably be expected to result in a Material Adverse Effect.

(kk)                          No person or entity has the right to require registration of shares of Common Stock or other Securities of the Company within 90 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing. Except as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, there are no persons with registration rights or similar rights to have any Securities registered by the Company or any of its subsidiaries under the Securities Act.

(ll)           The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Final Prospectus or the Marketing Materials.

(mm)      The Company and each of its subsidiaries have complied, and are presently in compliance with, its privacy policies and third-party obligations (imposed by applicable law, contract or otherwise) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information.  The Company and its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have used reasonable efforts to establish commercially reasonable disaster recovery and security procedures for the business. To the knowledge of the Company, there has been no security breach or attack or other compromise of or relating to the Company’s information technology systems that would reasonably be expected to result in a Material Adverse Effect.

(nn)                          Nothing has come to the attention of the Company that has caused it to believe that the statistical or market-related data included in the Registration Statement, the Prospectus and the Time of Sale Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo)                          Neither the Company nor its subsidiaries is (i) in violation of its respective charter or bylaws (or equivalent organizational documents) or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except with respect to clause (ii) such defaults as would not reasonably be expected to have a Material Adverse Effect.

(pp)                          The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act, and all rules and regulations promulgated thereunder, to the extent applicable to the Company on the date hereof.

(qq)                          The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is approved for listing on the Nasdaq Capital Market. There is no action pending by the Company or, to the Company’s knowledge, the Nasdaq Capital Market, to delist the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the Nasdaq Capital Market is contemplating terminating such listing. When issued, the Shares will be listed on the Nasdaq Capital Market.

2.                                      Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $10.285 a share (the “Purchase Price”) the respective number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase from the Company, severally and not jointly, up to 300,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), without the prior written consent of the Representative  (which consent may be withheld in the Representative’s sole discretion)  (i) directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale, grant any security interest in, pledge, hypothecate or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to delivery of Common Stock or securities convertible into, exchangeable, or exercisable for shares of Common Stock (“Securities”), in cash settlement or otherwise, by the Company or any affiliate of the Company  (or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”), (ii) without limiting the restrictions set forth in clause (i),  engage in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of Common Stock or other Securities during the Restricted Period, even if such shares of Common Stock or other Securities would be disposed of by a person or entity other than the Company, or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or other Securities, except for a registration statement on Form S-8 relating to the registration of shares of Common Stock issuable pursuant to the Company’s equity incentive plans described in the Time of Sale Prospectus and in effect on the date of this Agreement.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance of Common Stock or other Securities upon the exercise of any equity awards issued pursuant to the Company’s equity incentive plans described in the Time of Sale Prospectus and in effect on the date of this Agreement, or the exercise of warrants or the conversion of convertible securities issued by the Company that are outstanding on the date hereof; (iii) the grant of any equity awards by the Company to employees, officers, directors, advisors or consultants of the Company pursuant to equity incentive plans described in the Time of Sale Prospectus and in effect on the date hereof; or (iv) the filing by the Company of a registration statement on Form S-8 with the Commission in respect of any shares of Common Stock or other Securities issued under or the grant of any equity award pursuant to an equity incentive plan described in the Time of Sale Prospectus and in effect on the date hereof.

3.                                      Terms of Public Offering.  The Company is advised by you that the Shares are to be offered to the public initially at $11.00 per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.3575 per share under the Public Offering Price.

4.                                      Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City, or at such other location as may be mutually acceptable, against delivery of such Firm Shares for the respective accounts of the several Underwriters at 6:00 a.m., Pacific time, March 18, 2019, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City, or at such other location as may be mutually acceptable, against delivery of such Additional Shares for the respective accounts of the several Underwriters at such date and time specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date as may be mutually acceptable, in any event not later than April 17, 2019.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.  If the Representative so elects, delivery of the Firm Shares or the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

5.                                      Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

(a)                                 The Registration Statement, including any Rule 462(b) Registration Statement, is  effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of counsel to the Company and SYCR (as defined below).

(b)                                 The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the reasonable opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect (i) set forth in Section 5(b) above, (ii)  that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date, (iii) that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(d)                                 The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(e)                                  The Underwriters shall have received on the Closing Date an opinion of Stradling Yocca Carlson & Rauth, P.C. (“SYCR”), counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and SYCR.

(f)                                   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from the Auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)                                  The Company shall have filed a listing application for the Shares on the Nasdaq Capital Market and shall use best efforts to obtain approval for such listing on the Nasdaq Capital Market.

(h)                                 The lock-up agreements, each substantially in the form of Exhibit A hereto, between you and each of the persons listed on Schedule IV hereto, relating to Dispositions of shares of Common Stock and other Securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)                                     Such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Shares to be sold on the Closing Date, and other matters related to the issuance of the Shares shall have been furnished to you.

(j)                                    The several obligations of the Underwriters to purchase the Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                                     a certificate, dated the Option Closing Date and signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(c) hereof remains true and correct as of such Option Closing Date;

(ii)                                  an opinion and a negative assurance letter of Pillsbury, counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iii)                               an opinion of SYCR, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(iv)                              a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from the Auditors, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(v)                                 such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 7, Section 9 and Section 11 shall survive any such termination and remain in full force and effect.

6.                                      Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 To prepare the Final Prospectus in a form approved by the Representative and to timely file such Final Prospectus pursuant to Rule 424(b) under the Securities Act.

(b)                                 During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Prospectus or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed  amendment or supplement to which the Representative reasonably objects.

(c)                                  To furnish to you on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(d)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to not file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus (including the Prospectus) required to be filed pursuant to such Rule.

(e)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(f)                                   Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(g)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters, it is necessary or appropriate to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it is necessary or appropriate to amend or supplement the Time of Sale Prospectus to comply with applicable law, then the Company shall, at its own expense, immediately prepare, file with the Commission and furnish to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(h)                                 If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act, then the Company shall, at its own expense, immediately prepare, file with the Commission and furnish to the Underwriters and to any dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the Securities Act.

(i)                                     To qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions to the extent required by applicable law.

(j)                                    To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations thereunder.

(k)                                 To furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(l)                                     The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus under the heading “Use of Proceeds”.

(m)                             During the Prospectus Delivery Period, the Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be   expected  to  cause  or  result  in  the  stabilization  or  manipulation  of  the  price  of  any security of the Company to facilitate the sale or resale of the Shares.

(n)                                 The Company will use its best efforts to maintain the listing of the Common Stock (including without limitation the Shares) on the Nasdaq Capital Market.

7.                                      Expenses. Except as specifically described in this Section 7, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the negotiation and preparation of this Agreement, the offer and sale of the Shares pursuant to this Agreement, and the performance of its obligations under this Agreement, including: (i) the fees and expenses of the Company incurred in connection with the registration, offer, sale, issuance  and delivery of the Shares under the Securities Act, including the fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and any amendments and supplements to any of the foregoing, and all costs associated with printing, mailing and delivering any of the foregoing, (ii) all costs and expenses related to the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of preparing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all costs and expenses incident to listing the Shares on the Nasdaq Capital Market, (v) the cost of printing stock certificates representing the Shares, if applicable, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, the production of the road show, fees and expenses of any consultants engaged in connection with the road show, and travel and lodging expenses of officers, employees and consultants of the Company, to the extent applicable; (viii) the payment for or reimbursement of the costs and expenses of the Underwriters incurred in connection with any of the foregoing including, without limitation, (A) the fees and disbursements of counsel for the Underwriters, and (B) the travel and lodging expenses associated with the road show undertaken in connection with the marketing of the offering of the Shares; provided that the aggregate amount of out-of-pocket costs and expenses required to be paid or reimbursed by the Company pursuant to clause (iii) and this clause (viii) shall not exceed $100,000 in the aggregate (with non-legal out-of-pocket costs and expenses not to exceed $20,000 in the aggregate).

8.                                      Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.                                      Indemnity and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment thereto, (ii) any Preliminary Prospectus, or any amendment or supplement thereto, (iii) the Time of Sale Prospectus, or any amendment or supplement thereto, (iv) any issuer free writing prospectus (as defined in Rule 433(h) under the Securities Act), (v) any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, (vi) any road show, as defined in Rule 433(h) under the Securities Act (a “road show”), or (vii) the Prospectus, or any amendment or supplement thereto, or caused by any omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment thereto, (ii) any Preliminary Prospectus, or any amendment or supplement thereto, (iii) the Time of Sale Prospectus, or any amendment or supplement thereto, (iv) any issuer free writing prospectus (as defined in Rule 433(h) under the Securities Act), (v) any road show, or (vi) the Prospectus, or any amendment or supplement thereto, or caused by any omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the applicable document or filing.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are “affiliates” of any Underwriter (within the meaning of Rule 405 under the Securities Act), and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.                               Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or prior to any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only) (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, or the Nasdaq Stock Market, (ii) trading of any securities of the Company shall have been suspended on any securities exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this Section 10, makes it, in your sole discretion, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.                               Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 7 and Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

12.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of 10% of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than 10% of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than 10% of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

13.                               Entire Agreement.  (a) This Agreement represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                                 The Company acknowledges that in connection with the offer of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offer and sale of the Shares.

14.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.                               USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

17.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, Attention: Managing Director, with a copy (which copy shall not constitute notice hereunder) to Stradling Yocca Carlson & Rauth, P.C., 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, Attention: Ryan C. Wilkins; and, if to the Company shall be delivered, mailed or sent to eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089, Attention: Chief Financial Officer, with a copy (which copy shall not constitute notice hereunder) to Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street, Palo Alto, CA 94304, Attention: Stan Pierson.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Very truly yours,

EGAIN CORPORATION

By:	/s/ Eric N. Smit
	Name:	Eric N. Smit
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Roth Capital Partners, LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	Roth Capital Partners, LLC

By:	/s/ Aaron M. Gurewitz
	Name:	Aaron M. Gurewitz
	Title:	Head of Equity Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Roth Capital Partners, LLC	1,200,000
Craig-Hallum Capital Group LLC	600,000
The Benchmark Company, LLC	200,000

Total:	2,000,000

SCHEDULE II

Time of Sale Prospectus

1.                    Preliminary Prospectus filed on March 13, 2019

2.                    The following orally communicated pricing information:

•                                                            Firm Shares offered by the Company: 2,000,000

•                                                            Additional Shares offered by the Company: 300,000

•                                                            Price to Public: $11.00 per share

•                                                            Underwriting discounts and commissions: $0.715 per share

SCHEDULE III

Free Writing Prospectuses

None.

SCHEDULE IV

List of Persons and Entities Subject to Lock-Up

1.                                      Ashutosh Roy

2.                                      Christine Russell

3.                                      Gunjan Sinha

4.                                      Brett Shockley

5.                                      Phiroz P. Darukhanavala

6.                                      Eric Smit

7.                                      Promod Narang

8.                                      Todd Woodstra

EXHIBIT A

LOCK-UP AGREEMENT

March    , 2019

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with eGain Corporation, a Delaware corporation (the “Company”), relating to a proposed offering of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Offering”).

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date 90 days after the date of the final prospectus relating to the Offering (the “Final Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock  (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specified in clauses (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts; provided that no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily during the Lock-up Period in connection with such transfer, (ii) if the undersigned is a natural person, by will or intestate succession upon the death of the undersigned or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, in each case, that (x) the transferee agrees to be bound in writing by the restrictions set forth herein, and (y) any such transfer shall not involve a disposition for value, (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, provided, that the restrictions set forth herein shall apply to any of the undersigned’s

Common Stock issued upon such exercise, or (c) the purchase or sale of the Company’s securities pursuant to any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act that was in effect prior to the date hereof.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective prior to April 30, 2019, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of any court of the State of California for the purpose of any suit, action, or other proceeding arising out of this Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

The undersigned acknowledges that the Representative will rely on the representations and agreements of the undersigned contained in this agreement in connection with entering into the Underwriting Agreement and performing the obligations of the Representative thereunder.

[Signature Page Follows]

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)